UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2008

VECTOR INTERSECT SECURITY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Challenger Road, Ridgefield Park, NJ	07660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 708-9801

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On October 15, 2008, Vector Intersect Security Acquisition Corp. (“Vector” or the “Company”), amended the subscription agreement with Catalyst Equity Management (“Catalyst”) initially entered into by the Company and Catalyst on September 5, 2008, and pursuant to which Catalyst will purchase 593,750 shares of the Company’s common stock (the “Shares”) and warrants to purchase up to 118,750 shares (the “Warrants”) of the Company’s common stock for $4,750,000 (the “Purchase Price”). On the same date, Vector issued the Shares and Warrants and received the Purchase Price from Catalyst. Pursuant to the amended subscription agreement, (i) the exercise price of the Warrants was reduced from $9 per share to $8 per share, and (ii) in the event that the Company’s proposed transaction (the “Acquisition”) with Cyalume Light Technologies, Inc. (“Cyalume”), described in the Current Report on Form 8-K filed by the Company on February 21, 2008, is not consummated by December 31, 2008, the Company agreed not seek to consummate the Acquisition or seek to locate an alternative target business and will use its commercially reasonable best efforts to seek the approval of its stockholders to liquidate and dissolve the Company.

In connection with the amendment, Vector and Catalyst entered into an escrow agreement pursuant to which (i) the Shares, Warrants and Purchase Price were placed into escrow, and (ii) Vector may use the Purchase Price to acquire shares of the Company’s common stock in block trades or otherwise through the public markets (collectively, the “Exchange Shares”), which Exchange Shares will then be placed into escrow. The timing, purchase price and the amount of any repurchases will be determined by the Company's management, based on its evaluation of market conditions and other factors. In the event that the Acquisition is not consummated, the escrow agent will distribute the Exchange Shares and any portion of the Purchase Price still held in escrow to Catalyst and the Shares and the Warrants to the Company. In the event that the Acquisition is consummated, the escrow agent will distribute the Exchange Shares and any portion of the Purchase Price still held in escrow to the Company and the Shares and the Warrant Shares to Catalyst.

A copy of the subscription agreement, as amended, is attached as Exhibit 10.1 to this Current Report on Form 8-K. The original subscription agreement can be found as Exhibit 10.1 to the Current Report on Form 8-K filed September 8, 2008.

Stockholders of Vector are advised to read, when available, each preliminary proxy statement of Vector and its definitive proxy statement in connection with its solicitation of proxies for a special meeting of stockholders because they will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition of Cyalume. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Vector Security Intersect Acquisition Corporation, 65 Challenger Road, Ridgefield Park, NJ, 07660. Each preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission's internet site www.sec.gov.

Vector and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Vector's stockholders to be held to approve the Acquisition. Information regarding Vector's directors and executive officers is available in its Form 10-K for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission, and such information will be available in the proxy statements. No person other than Vector has been authorized to give any information or to make any representations on behalf of Vector or Cyalume in connection with the Acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Vector.

Item 3.02 Unregistered Sales of Equity Securities.

On October 15, 2008, pursuant to the terms of the subscription agreement with Catalyst, the Company issued the Shares and Warrants to Catalyst in exchange for $4,750,000. The Company did not pay any fees or commissions in connection with the issuance. The Warrants are exercisable at an exercise price of $8.00 per share and expire on October 15, 2013.

The shares of common stock were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, because the shares were issued to an accredited in a private transaction.

Item 9.01	Financial Statements and Exhibits.
	Exhibit No.	Description
	10.1	Amendment to Subscription Agreement dated October 15, 2008
	99.1	Press Release dated October 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2008	VECTOR INTERSECT SECURITY ACQUISITION CORP.
	By:	/s/ Yaron Eitan
Yaron Eitan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Subscription Agreement dated October 15, 2008
99.1	Press Release dated October 15, 2008